Exhibit 99.1

Date:	April 4, 2014

Contacts:	ESSA Bancorp, Inc. – Gary S. Olson, President & CEO
(570) 421-0531

ESSA BANCORP, INC. ANNOUNCES COMPLETION OF

FRANKLIN SECURITY BANCORP ACQUISITION

Stroudsburg, Pennsylvania and Wilkes-Barre, Pennsylvania, April 4, 2014 — ESSA Bancorp, Inc. (NASDAQ Global Select MarketSM: ESSA) (“ESSA Bancorp”), the holding company for ESSA Bank & Trust, today announced it has completed the acquisition of Franklin Security Bancorp, Inc. (“FSB”) and its wholly owned subsidiary, Franklin Security Bank, through an all cash transaction.

Under the terms of the merger agreement, stockholders of FSB will receive $9.75 per share or an aggregate of approximately $15.7 million. The merger is expected to be immediately accretive to ESSA Bancorp’s earnings upon closing. Franklin Security Bank’s locations serving Scranton and Wilkes-Barre, Pennsylvania will immediately begin operating as ESSA Bank & Trust. Franklin Security Bank had assets of approximately $219.5 million at closing, with total loans of approximately $155.5 million and total deposits of approximately $163.1 million.

ESSA Bank & Trust, with assets of more than $1.5 billion following the acquisition, provides a full range of retail and commercial financial services, and financial advisory and wealth management capabilities to the northeast Pennsylvania region through 27 community offices.

Gary S. Olson, President and CEO of ESSA Bank & Trust, commented: “This acquisition provides a platform for ESSA Bank & Trust to expand its presence northward to an adjacent regional market. Franklin’s capabilities in commercial banking, government lending, and indirect auto lending businesses will provide added diversity to ESSA’s loan portfolio and add to our core deposits.

“The acquisition offers the opportunity to expand our Bank’s consumer and mortgage banking operations into Franklin Security Bank’s markets. We anticipate a smooth and seamless experience for customers and employees, and a coordinated systems and back office transition.” Richard F. Mebane, President and CEO of Franklin Security Bank, will serve as ESSA Bank & Trust’s Wilkes-Barre/Scranton/Regional Market President.

RP Financial, LC served as financial advisor to ESSA Bancorp and Luse Gorman Pomerenk & Schick, P.C. served as legal counsel to ESSA Bancorp. Ambassador Financial Group served as financial advisor to FSB, Boenning & Scattergood provided a fairness opinion to FSB and Silver, Freedman, Taff & Tiernan, LLP served as legal counsel to FSB.

ESSA Bank & Trust, a wholly-owned subsidiary of ESSA Bancorp, Inc., has total assets of more than $1.5 billion and is the leading service-oriented financial institution headquartered in Stroudsburg, Pennsylvania. ESSA Bank & Trust maintains its corporate headquarters in downtown Stroudsburg, Pennsylvania and has 27 community offices throughout the Greater Pocono, Lehigh Valley, Scranton and Wilkes-Barre markets in Pennsylvania. In addition to being one of the region’s largest mortgage lenders, ESSA Bank & Trust offers a full range of retail, commercial financial services, and financial advisory and asset management capabilities. ESSA Bancorp, Inc. stock trades on The NASDAQ Global Select MarketSM under the symbol “ESSA.”

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to those risk factors listed in ESSA Bancorp’s Annual Report on Form 10-K, the following factors could cause the actual results of ESSA Bancorp’s operations to differ materially from ESSA Bancorp’s expectations: difficulties related to the integration of the businesses following the merger; and the failure to retain Franklin Security customers or to expand the customer base following the merger . ESSA Bancorp does not assume any duty to update forward-looking statements.

Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Readers are advised that the factors listed above could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions, that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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